                                                                    EXHIBIT 1.1





                          GTE CALIFORNIA INCORPORATED

                               PURCHASE AGREEMENT


         GTE California Incorporated, a California corporation (the "Company"), proposes to issue and sell $____,000,000 aggregate principal amount of its _____% Debentures, Series ___, Due _____ (the "New Debentures"). Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell and the purchaser or purchasers named in Schedule A attached hereto (the "Purchasers") severally agree to purchase the New Debentures at _______% of their principal amount, plus accrued interest, if any, from
____________ to the date of payment for the New Debentures and delivery thereof. Interest on the New Debentures will be payable semi-annually on _____________ and _____________, commencing ______________. The New Debentures will be reoffered to the public at _______% of their principal amount.

         All the provisions contained in the Company's Standard Purchase Agreement Provisions (March 2000 Edition) (the "Standard Purchase Agreement Provisions") annexed hereto shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein.

REDEMPTION PROVISIONS:

         [The New Debentures will not be redeemable prior to maturity.]

                                       OR

         [The New Debentures will not be redeemable prior to _____. Thereafter, the New Debentures will be redeemable on not less than 30 nor more than 60 days' notice given as provided in the Indenture, as a whole or in part, at the option of the Company at the redemption price set forth below. The "initial regular redemption price" will be the initial public offering price as defined below plus the rate of interest on the New Debentures. The redemption price during the twelve-month period beginning ________ and during the twelve-month periods beginning on each ____________ thereafter through the twelve-month period ended ____________ will be determined by reducing the initial regular redemption price by an amount determined by multiplying (a) 1/_ of the amount by which such initial regular redemption price exceeds 100% by (b) the number of such full twelve-month periods which shall have elapsed between ___________ and the date fixed for redemption; and thereafter the redemption prices during the twelve-month periods beginning ____________ shall be 100%; provided, however, that all such prices will be specified to the nearest 0.01%, or if there is no nearest 0.01%, then to the next higher 0.01%.

         For the purpose of determining the redemption prices of the New Debentures, the initial public offering price of the New Debentures shall be the price, expressed in percentage of principal amount (exclusive of accrued interest), at which the New Debentures are to be initially offered for sale to the public; if there is not a public offering of the New Debentures, the initial public offering price of the New Debentures shall be deemed to be the price, expressed in percentage of principal amount (exclusive of accrued interest), to be paid to the Company by the Purchasers.]

                                       OR

         [The New Debentures may be redeemed on not less than 30 nor more than 60 days' notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus __ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

         "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as "Statistical Release H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the New Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such New Debentures.

         "Independent Investment Banker" means ____________________ or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Independent Investment Banker is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

         "Reference Treasury Dealer" means (i)___________________, __________
and ________________, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasure Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, or the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

         In the event of redemption of this Debenture in part only, a new Debenture of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debenture shall be issued in the name of the holder hereof upon the presentation and surrender hereof.]

CLOSING:

         The Purchasers agree to pay for the New Debentures, at the option of the Company, by certified or official bank check or checks or by wire transfer in each case in same day funds, upon delivery of such New Debentures at 10:00 a.m. (New York City time) on ______________ (the "Closing Date"), or at such other time, not later than the seventh full business day thereafter, as shall be agreed upon by the Company and the Purchasers or the firm or firms designated as the representative or representatives, as the case may be, of the Purchasers (the "Representative"). The Company shall advise the Representative not later than the business day immediately preceding the Closing Date of its decision whether to accept payment for the New Debentures by certified or official bank check or by wire transfer and, if the Company chooses to accept payment by wire transfer, the Company shall provide the Representative on such date immediately preceding the Closing Date with the appropriate wire transfer instructions.

DENOMINATION OF THE NEW DEBENTURES:

         [The New Debentures shall be in the form of temporary or definitive fully-registered New Debentures in denominations of One Thousand Dollars ($1,000) or any integral multiple thereof, registered in such names as the Purchasers or the Representative shall request not less than two business days before the Closing Date. The Company agrees to make the New Debentures available to the Purchasers or the Representative for inspection at the office of U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), Los Angeles, California or The Depository Trust Company, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Debentures on the Closing Date.]

                                       OR

         [The New Debentures shall be in the form of one or more Global Debentures which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the New Debentures and shall be registered in the name of The Depository Trust Company or its nominee. The Company agrees to make the New Debentures available to the Purchasers or the Representative for inspection at the office of U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), Los Angeles, California or The Depository Trust Company, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Debentures on the Closing Date.]

RESALE:

         [The Purchasers represent that they intend to resell the New Debentures, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will be applicable.]

                                       OR

         [The Purchasers represent that they do not intend to resell the New Debentures, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will not be applicable.]

         In witness whereof, the parties have executed this Purchase Agreement this _____ day of ___________.


                                                 [Names of Purchasers or
                                                 Representative]


                                                 By:
                                                     ---------------------------
                                                      Title:



                                                 GTE CALIFORNIA INCORPORATED


                                                 By:
                                                     ---------------------------
                                                      Vice President

                                   SCHEDULE A


     The names of the Purchasers and the principal amount of New Debentures which each respectively agrees to purchase are as follows:


                                                      Principal
                                                       Amount
                                                        of New
Name                                                  Debentures
----                                                --------------
                                                    $    ,000,000






                                                    -------------
                  Total...........................  $    ,000,000
                                                    =============

                          GTE CALIFORNIA INCORPORATED












                     STANDARD PURCHASE AGREEMENT PROVISIONS

                              (March 2000 Edition)

         GTE California Incorporated, a California corporation (the "Company"), may enter into one or more purchase agreements providing for the sale of debentures to the purchaser or purchasers named therein (the "Purchasers"). The standard provisions set forth herein will be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including these Standard Purchase Agreement Provisions incorporated therein by reference, is hereinafter referred to as "this Agreement". Unless otherwise defined herein, terms used in this Agreement that are defined in the Purchase Agreement have the meanings set forth therein.

                           I. SALE OF THE DEBENTURES

         The Company proposes to issue one or more series of debentures pursuant to the provisions of an Indenture dated as of December 1, 1993, as amended and supplemented by the First Supplemental Indenture dated as of April 15, 1996 (as amended and supplemented, the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), as successor trustee to Bank of America National Trust and Savings Association (the "Trustee"). In a supplemental indenture to the Indenture, a resolution of the Board of Directors of the Company or an officers' certificate pursuant to a supplemental indenture or board resolution specifically authorizing each new series of debentures, the Company will designate the title of each new series of debentures, and the aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series.

         The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), Registration Statement No. 333-63651 relating to $300,000,000 of the Company's debentures registered thereunder (from time to time, is hereinafter referred to as the "Debentures"), including a prospectus which relates to the Debentures, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to a particular series of Debentures (such particular series being hereinafter referred to as the "New Debentures") pursuant to Rule 424(b) under the Act ("Rule 424(b)"). The term "Registration Statement" means the registration statement referred to herein, as amended to the date of the Purchase Agreement. The term "Basic Prospectus" means the prospectus relating to the Debentures included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the New Debentures, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). As used herein, the terms "Registration Statement", "Basic Prospectus" and "Prospectus" shall include in each case the material, if any, incorporated by reference therein.

                   II. PURCHASERS' REPRESENTATIONS AND RESALE

         Each Purchaser represents and warrants that information furnished in writing to the Company expressly for use with respect to the New Debentures will not contain any untrue statement of a material fact and will not omit any material fact in connection with such information necessary to make such information not misleading.

         If the Purchasers advise the Company in the Purchase Agreement that they intend to resell the New Debentures, the Company will assist the Purchasers as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Paragraphs C and D of Article VI and Articles VIII, IX and X of this Agreement apply only to Purchasers that have advised the Company of their intention to resell the New Debentures ("Reselling Purchasers"). All other provisions apply to any Purchaser including a Reselling Purchaser.

                                  III. CLOSING

         The closing will be held at the office of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York, on the Closing Date. Concurrent with the delivery of the New Debentures to the Purchasers or to the Representative for the account of each Purchaser, payment of the full purchase price of the New Debentures shall be made, at the option of the Company, by certified or official bank check or checks in same day funds, payable to the Company or its order, at The Bank of New York, Attention: Corporate Trust Department, or by wire transfer in same day funds to The Bank of New York for the account of the Company. Upon receipt of such check or wire transfer by The Bank of New York, such check or wire transfer shall be deemed to be delivered at the closing.

                   IV. CONDITIONS TO PURCHASERS' OBLIGATIONS

         The respective obligations of the Purchasers hereunder are subject to the following conditions:

         (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; since the latest date as of which information is given in the Registration Statement, there shall have been no material adverse change in the business, business prospects, properties, financial condition or results of operations of the Company; and the Purchasers or the Representative shall have received on the Closing Date the customary form of compliance certificate, dated the Closing Date and signed by the President or a Vice President of the Company, including the foregoing. The officer executing such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

         (B) At the Closing Date, there shall be in full force and effect an order or orders, satisfactory to counsel for the Purchasers, of the California Public Utility Commission and of such other regulatory authorities, if any, as may have jurisdiction over the issue and sale of the New Debentures by the Company to the Purchasers, authorizing such issue and sale as herein and in the Registration Statement provided, and none of such orders shall contain any conditions inconsistent with the provisions of this Agreement or of the Registration Statement.

         (C) The Purchasers or the Representative shall have received on the Closing Date an opinion of William G. Mundy, Esq., Vice President-General Counsel of the Company, or other counsel to the Company satisfactory to the Purchasers and counsel to the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

         (D) The Purchasers or the Representative shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit B hereto.

         (E) The Purchasers or the Representative shall have received on the Closing Date a letter from Arthur Andersen LLP, independent public accountants for the Company, dated as of the Closing Date, to the effect set forth in Exhibit C hereto.

                     V. CONDITIONS TO COMPANY'S OBLIGATIONS

         The obligations of the Company hereunder are subject to the following conditions:

         (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

         (B) At the Closing Date, there shall be in full force and effect an order or orders, satisfactory to the Company, of the California Public Utility Commission and of such other regulatory authorities, if any, as may have jurisdiction over the issue and sale of the New Debentures by the Company to the Purchasers.

         (C) The Company shall have received on the Closing Date the full purchase price of the New Debentures purchased hereunder.

                          VI. COVENANTS OF THE COMPANY

         In further consideration of the agreements contained herein of the Purchasers, the Company covenants to the several Purchasers as follows:

         (A) To furnish to the Purchasers or the Representative a copy of the Registration Statement including materials, if any, incorporated by reference therein and, during the period mentioned in (C) below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers or the Representative may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference therein.

         (B) Before amending or supplementing the Registration Statement or the Prospectus with respect to the New Debentures, to furnish to any Purchaser or the Representative, and to counsel for the Purchasers, a copy of each such proposed amendment or supplement.

         The covenants in Paragraphs (C) and (D) apply only to Reselling
Purchasers:

         (C) If in the period after the first date of resale of the New Debentures during which, in the opinion of counsel for the Reselling Purchasers, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Purchasers or the Representative by or on behalf of the Purchasers in writing expressly for use in the Prospectus), to the Reselling Purchasers, the number of copies requested by the Reselling Purchasers or the Representative of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

         (D) To use its best efforts to qualify the New Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchasers or the Representative shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith; provided, however, that the Company, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the New Debentures, and provided further that the Company shall not be required to continue the qualification of the New Debentures beyond one year from the date of the sale of the New Debentures.

               VII. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the several Purchasers that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the New Debentures, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) on the effective date of the Registration Statement, the date the Prospectus is filed pursuant to Rule 424(b) and at all times subsequent to and including the Closing Date, the Registration Statement and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (iv) on the effective date of the Registration Statement, the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and on the date the Prospectus, or any amendment or supplement thereto, is filed pursuant to Rule 424(b) and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company by any Purchaser or the Representative by or on behalf of any Purchaser in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture, (v) there are no legal or governmental proceedings required to be described in the Prospectus which are not described as required, (vi) the consummation of any transaction herein contemplated will not result in a breach of any of the terms of any agreement or instrument to which the Company is a party or any statute or any order, rule or regulation of any court or governmental agency or body by which the Company is bound, and (vii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

                             VIII. INDEMNIFICATION

         The Company agrees to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus or the Prospectus (if used within the period set forth in Paragraph (C) of Article VI hereof, and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Reselling Purchaser or the Representative by or on behalf of any Reselling Purchaser in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture. The foregoing agreement, insofar as it relates to the Prospectus, shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) on account of any losses, claims, damages or liabilities arising from the sale of any New Debentures by said Reselling Purchaser to any person if a copy of the Prospectus (as amended or supplemented, if prior to distribution of the Prospectus to the Reselling Purchaser, the Company shall have made any supplements or amendments which have been furnished to said Reselling Purchaser) shall not have been sent or given by or on behalf of such Reselling Purchaser to such person at or prior to the written confirmation of the sale of the New Debentures to such person and such statement or omission is cured in the Prospectus.

         Each Reselling Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Reselling Purchaser, but only with reference to information relating to said Reselling Purchaser furnished to the Company in writing by the Reselling Purchaser or the Representative by or on behalf of said Reselling Purchaser expressly for use in the Registration Statement or the Prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall severally contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Reselling Purchasers on the other from the offering of the New Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Reselling Purchasers on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Reselling Purchasers on the other in connection with the offering of the New Debentures shall be deemed to be in the same proportion as the total net proceeds from the offering of the New Debentures received by the Company bear to the total commissions, if any, received by all of the Reselling Purchasers in respect thereof. If there are no commissions allowed or paid by the Company to the Reselling Purchasers in respect of the New Debentures, the relative benefits received by the Reselling Purchasers in the preceding sentence shall be the difference between the price received by such Reselling Purchasers upon resale of the New Debentures and the price paid for the New Debentures pursuant to the Purchase Agreement. The relative fault of the Company on the one hand and of the Reselling Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Reselling Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article VIII shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  IX. SURVIVAL

         The indemnity and contribution agreements contained in Article VIII and the representations and warranties of the Company contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any persons controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the New Debentures.

                     X. TERMINATION BY RESELLING PURCHASERS

         At any time prior to the Closing Date this Agreement shall be subject to termination in the absolute discretion of the Reselling Purchasers, by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by Federal or New York State authorities or (iv) any outbreak or material escalation of hostilities involving the United States or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to proceed with the delivery of the New Debentures on the terms and in the manner contemplated by the Prospectus.

                         XI. TERMINATION BY PURCHASERS

         If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than those set forth in Article V) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchasers in connection with the New Debentures. Except as provided herein, the Purchasers shall bear all of their expenses, including the fees and disbursements of counsel.

                        XII. SUBSTITUTION OF PURCHASERS

         If for any reason any Purchaser shall not purchase the New Debentures it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to the Company for the purchase of such New Debentures hereunder. If they fail to do so, the amounts of New Debentures that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of New Debentures which they have respectively agreed to purchase bears to the total amount of New Debentures which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased New Debentures, provided that such aggregate increases shall not exceed 10% of the total amount of the New Debentures set forth in Schedule A to the Purchase Agreement. If any unpurchased New Debentures still remain, the Company shall have the right either to elect to consummate the sale except as to any such unpurchased New Debentures so remaining or, within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase of such New Debentures. In any such cases, either the Purchasers or the Representative or the Company shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If the Company shall not elect to so consummate the sale and any unpurchased New Debentures remain for which no satisfactory substitute Purchaser is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Company for the purchase or sale of any New Debenture under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to the Company for damages occasioned by such default.

                              XIII. MISCELLANEOUS

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

                                                                      EXHIBIT A



                                WILLIAM G. MUNDY
                         Vice President-General Counsel
                          GTE California Incorporated
                                600 Hidden Ridge
                                Irving, TX 75038


                                 -------------



and the other several Purchasers
referred to in the Purchase Agreement
dated ____________________, among such
Purchasers and GTE California Incorporated


Re:  GTE California Incorporated
     ___% Debentures, Series __, Due ____


Dear Sirs:

         I have been requested by GTE California Incorporated, a California corporation (the "Company"), as its Vice President-General Counsel to furnish you with my opinion pursuant to a Purchase Agreement dated ______ (the "Agreement") between you and the Company, relating to the purchase and sale of $___,000,000 aggregate principal amount of its ___% Debentures, Series __, Due ____ (the "New Debentures").

         In this connection I have examined among other things:

         (a) The Restated Articles of Incorporation of the Company, as amended, and the By-laws of the Company, each as presently in effect;

         (b) A copy of the Indenture dated as of December 1, 1993, as amended and supplemented by the First Supplemental Indenture dated as of April 15, 1996 (as amended and supplemented, the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), as successor trustee to Bank of America National Trust and Savings Association (the "Trustee"), under which the New Debentures are being issued;

         (c) [The Supplemental Indenture, dated as of ____________ (the "Supplemental Indenture") between the Company and the Trustee] [The resolutions of the Board of Directors adopted ____________ (the "Board Resolution")] [The certificate, dated ____________, of authorized officers of the Company pursuant to authorization from the Board of Directors of the Company (the "Officers' Certificate")] specifically authorizing the New Debentures, including the issuance and sale of the New Debentures;

         (d) The form of the New Debentures set forth in the [Supplemental Indenture] [Board Resolution] [Officers' Certificate];

         (e) The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Indenture and the [Supplemental Indenture] [Board Resolution] [Officers' Certificate];

         (f) The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Agreement;

         (g) The record of all proceedings taken by the Company relating to the registration of the New Debentures under the Securities Act of 1933, as amended (the "Act"), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA");

         (h) Statutes, permits and other documents relating to the Company's franchises;

         (i) The records of proceedings and orders issued by the California Public Utility Commission authorizing the issuance and sale of the New Debentures; and

         (j) Registration Statement No. 333-63651 (hereinafter called the "Registration Statement"), the prospectus dated __________, together with the prospectus supplement dated __________ relating to the New Debentures in the form filed under Rule 424(b) of the Act (hereinafter called the "Prospectus"), and all documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in the Prospectus (the "Incorporated Documents").

         On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, is a duly licensed and qualified foreign corporation in good standing under the laws of the States of Arizona and Nevada, and has adequate corporate power to own and operate its properties and to carry on the business in which it is now engaged. There are no states or jurisdictions in which the qualification or licensing of the Company as a foreign corporation is necessary where the failure to be qualified or licensed would have a material adverse effect on the Company.

         2. All legal proceedings necessary to the authorization, issue and sale of the New Debentures to you have been taken by the Company.

         3. The Agreement has been duly and validly authorized, executed and delivered by the Company.

         4. The Indenture is in proper form, has been duly authorized, has been duly executed by the Company and the Trustee, and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and the availability of equitable remedies. The Indenture has been duly qualified under the TIA.

         5. The New Debentures conform as to legal matters with the statements concerning them in the Registration Statement and Prospectus and have been duly authorized and executed by the Company and (assuming due authentication and delivery thereof by the Trustee) have been duly issued for value by the Company and (subject to the qualifications set forth in paragraph 4 above) constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture.

         6. The issuance and sale of the New Debentures, as contemplated by the Agreement, have been duly authorized by the California Public Utility Commission, and such authorization is in full force and effect and, except as may be required by the securities or Blue Sky laws of certain jurisdictions, no other authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the New Debentures.

         7. The Company holds valid and subsisting franchises, licenses and permits adequate for the conduct of its business in the territory served by it, except for limited areas where the Company operates by sufferance, and none of the franchises, licenses or permits of the Company contain any unduly burdensome restrictions.

         8. Registration Statement No. 333-63651 became effective on September 28, 1998, and, to the best of my knowledge, no proceedings under Section 8 of the Act looking toward the possible issuance of a stop order with respect thereto are pending or threatened and the Registration Statement remains in effect on the date hereof. The Registration Statement and the Prospectus comply as to form in all material respects with the relevant provisions of the Act and of the Exchange Act as to the Incorporated Documents and the applicable rules and regulations of the Securities and Exchange Commission thereunder, except that I express no opinion as to the financial statements or other financial data contained therein. The Prospectus is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the New Debentures in the manner therein specified. I have no reason to believe that the Registration Statement or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I express no opinion as to the financial statements or other financial data contained therein.

         Without my prior written consent, this opinion may not be relied upon by any person or entity other than the addressee, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that Milbank, Tweed, Hadley & McCloy LLP may rely upon this opinion as if this opinion were separately addressed to them.

Very truly yours,




William G. Mundy
Vice President-General Counsel


c:  Milbank, Tweed, Hadley & McCloy LLP

                                                                     EXHIBIT B










                      MILBANK, TWEED, HADLEY & McCLOY LLP
                            1 Chase Manhattan Plaza
                            New York, New York 10005


                                   ----------


                          GTE CALIFORNIA INCORPORATED

                $___,000,000 __% Debentures, Series __, Due ____



and the other several Purchasers
referred to in the Purchase Agreement
dated ___________________, among such
Purchasers and GTE California Incorporated

Dear Sirs:

         We have been designated by GTE California Incorporated (the "Company") as counsel for the purchasers of $___,000,000 aggregate principal amount of its ___% Debentures, Series __, Due ____ (the "New Debentures"). Pursuant to such designation and the terms of a Purchase Agreement dated ________, relating to the New Debentures (the "Purchase Agreement"), entered into by you with the Company, we have acted as your counsel in connection with your several purchases this day from the Company of the New Debentures, which are issued under an Indenture dated as of December 1, 1993, as amended and supplemented by the First Supplemental Indenture dated as of April 15, 1996 (as amended and supplemented, the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), as successor trustee to Bank of America National Trust and Savings Association (the "Trustee").

         We have reviewed originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and statements contained in the Registration Statement hereinafter mentioned.

         In addition, we attended the closing held today at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York, at which the Company caused the New Debentures to be delivered to your representatives at the Depository Trust Company, 55 Water Street, New York, New York, for your several accounts, against payment therefor.

         On the basis of the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

         1. The Company is a validly existing corporation, in good standing, under the laws of the State of California.

         2. The Purchase Agreement has been duly authorized, executed and delivered by and on behalf of the Company.

         3. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors' rights. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         4. The New Debentures have been duly authorized and conform as to legal matters in all substantial respects to the description thereof contained in the Registration Statement and Prospectus hereinafter mentioned. The New Debentures (assuming due execution thereof by the Company and due authentication and delivery by the Trustee) have been duly issued for value by the Company and (subject to the qualifications stated in paragraph 3 above) constitute legal, valid and binding obligations of the Company, and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Debentures.

         5. On the basis of information received by the Company from the Securities and Exchange Commission (the "Commission") Registration Statement No. 333-63651 (the "Registration Statements"), filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"), became effective under the Act on September 28, 1998, and thereupon the Prospectus dated __________, as supplemented by the Prospectus Supplement dated ____________ (collectively, the "Prospectus") became lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the New Debentures in the manner therein specified, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the New Debentures in such States. To the best of our knowledge, the Registration Statement remains in effect at this date.

         6. The Registration Statement, as of its effective date, and the Prospectus, as of the date hereof, together with the documents incorporated by reference therein (the "Incorporated Documents") (except any financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or such Incorporated Documents, as to which no opinion is expressed) appear on their face to be appropriately responsive, in all material respects relevant to the offering of the New Debentures, to the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the applicable rules and regulations of the Commission thereunder.

         The Registration Statement was filed on Form S-3 under the Act and, accordingly, the Prospectus does not necessarily contain a current description of the Company's business and affairs, since Form S-3 provides for the incorporation by reference of certain documents filed with the Commission which contain descriptions as of various dates. We participated in conferences with counsel for, and representatives of, the Company in connection with the preparation of the Registration Statement and Prospectus and we have reviewed the Incorporated Documents. In connection with our participation in the preparation of the Registration Statement and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or in the Incorporated Documents, and the limitations inherent in the review made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Incorporated Documents, except as otherwise specifically stated herein. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no opinion as to any document filed by the Company under the Exchange Act, whether prior or subsequent to such effective date, except to the extent that such documents are Incorporated Documents read together with the Registration Statement or the Prospectus and considered as a whole, nor do we express any opinion as to the financial statements or other financial data included in or omitted from, or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

         We express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and, to the extent the foregoing opinions involve laws other than the laws of the State of New York or the Federal laws of the United States of America, in reliance upon the opinion of even date herewith of William G. Mundy, Esq., Vice President-General Counsel of the Company, such other laws.

         The opinions contained herein are rendered to you and are solely for your benefit and the benefit of the Purchasers represented by you in connection with the transaction contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                      Very truly yours,




                                      MILBANK, TWEED, HADLEY & McCLOY LLP

                                                                      EXHIBIT C





                    LETTER OF INDEPENDENT PUBLIC ACCOUNTANTS

         The letter of independent public accountants for the Company to be delivered pursuant to Article IV, paragraph (E) of the document entitled Standard Purchase Agreement Provisions (March 2000 Edition) shall be to the effect that:

         At the closing, the Purchasers shall have received such number of copies as are necessary to provide one for each Purchaser of a letter addressed to the Company and satisfactory to the Purchasers or the Representative and counsel to the Purchasers, dated as of the Closing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Closing Date (the "Cutoff Date"), from Arthur Andersen LLP, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act of 1933, as amended (the "Act") and the applicable published rules and regulations of the Commission thereunder, specifically Rule 2-01 of Regulation S-X, and stating in effect (1) that in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, and the Securities Exchange Act of 1934, as amended the ("Exchange Act") and the published rules and regulations thereunder, (2) that although they have not audited any financial statements of the Company as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of the latest available interim date, and the unaudited condensed consolidated statements of income, reinvested earnings, and cash flows for the latest available interim period subsequent to that prior-year audit which are included in the Prospectus and for the comparable period of the preceding year; they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial
Information, on the latest available unaudited interim condensed consolidated financial statements prepared by the Company, inquired of certain officials of the Company responsible for financial and accounting matters, and read the minutes of the Board of Directors and shareholders of the Company, all of which procedures have been agreed to by the Purchasers, nothing has come to their attention which caused them to believe that: (a) any unaudited interim condensed consolidated financial statements incorporated by reference in the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Prospectus; or (b) (i) as of the date of the latest available unaudited condensed consolidated interim financial Statement prepared by the Company, there have been any changes in the capital stock or any increase in the short-term indebtedness or long-term debt of the Company or any decrease in net assets, in each case as compared with the amounts shown on the latest balance sheet incorporated by reference in the Prospectus, (ii) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in the preceding clause (i), there were any decreases in operating revenues, net operating income, net income or the Company's ratio to earnings to fixed charges, in each case as compared with the comparable period of the preceding year, or (iii) as of the Cutoff Date there have been any material changes in the capital stock or any material increase in the debt of the Company, or any material decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, and (iv) for the period from the date of the latest available interim financial Statement referred to in clause
(b)(i) above to the Cutoff Date, there were any material decreases in operating revenues, net operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of the Company or occasioned by sinking fund payments made on the debt securities of the Company, and (3) that they have performed the following additional procedures with respect to the ratios of earnings to fixed charges included or incorporated by reference in the
Prospectus: (i) compared the amounts used in the computation of such ratios with the amounts included in the financial Statement incorporated by reference in the Prospectus and noted agreement in all material respects, and (ii) recomputed the ratios and noted agreement in all material respects.